UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 25, 2013, Brown-Forman Corporation (the “Company”) issued a press release announcing that its Board of Directors has approved the repurchase of up to $250 million of the Company’s outstanding Class A and Class B common stock commencing October 1, 2013, through September 30, 2014, subject to market and other conditions. Under this repurchase program, the Company can repurchase shares from time to time for cash in open market purchases, block transactions, and privately negotiated transactions, in accordance with applicable laws and regulations. The repurchase program does not obligate the Company to repurchase a minimum number of shares of Class A or Class B common stock, and the repurchase program may be modified, suspended, or terminated by the Company at any time without prior notice.

A copy of the press release is furnished herewith as Exibit 99.1. The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Brown-Forman Corporation Press Release dated September 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

September 25, 2013	/s/ Holli H. Lewis
(Date)	Holli H. Lewis
Vice President, Assistant General Counsel - Corporate

EXHIBIT INDEX

Exhibit No.	Description

99.1	Brown-Forman Corporation Press Release dated September 25, 2013